                                                                       EXHIBIT 8


               NORTHROP GRUMMAN CORPORATION REMARKETING AGREEMENT


                  REMARKETING AGREEMENT, dated as of November __, 2001 (the "Agreement") by and between Northrop Grumman Corporation, a Delaware corporation (the "Company"), JPMorgan Chase Bank, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the Holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as
defined herein)), and [                   ] (the "Remarketing Agent").

                                   WITNESSETH:

                  WHEREAS, the Company issued $______________ (or up to $_____________ if the underwriter's over-allotment option was exercised in full) aggregate stated amount of its Equity Security Units (the "Equity Security Units") under the Purchase Contract Agreement, dated as of November __, 2001, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

                  WHEREAS, the Company issued concurrently in connection with the issuance of the Equity Security Units $______________ (or up to $____________ if the underwriter's over-allotment option was exercised in full) aggregate principal amount of ___% Senior Notes due ___________, 2006 (the "Notes") of the Company; and

                  WHEREAS, the Notes forming a part of the Equity Security Units have been pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of November __, 2001, by and among the Company, The Bank of New York, a New York banking corporation, as collateral agent (the "Collateral Agent"), and the Purchase Contract Agent, to secure the Equity Security Unit Holders' obligations under the related Purchase Contract on the Stock Purchase Date; and

                  WHEREAS, the Remarketing Agent will attempt on the Remarketing Date to remarket all of (i) the Notes of Normal Units Holders, other than the Notes of Normal Units Holders who elect not to participate in the remarketing, and (ii) the Separate Notes of Holders who elect to participate in the remarketing, pursuant respectively to the procedures set forth in Section 5.4(b) of the Purchase Contract Agreement and Section 4.5(d) of the Pledge Agreement (each of which Sections is incorporated herein by reference); and

                  WHEREAS, in the event the remarketing on the Remarketing Date is unsuccessful, the Remarketing Agent will remarket the Notes to be included in


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the remarketing on each of the two Business Days immediately following the
Remarketing Date, and, if necessary, will attempt to remarket such Notes on each of the three Business Days immediately preceding ___________, 2004 and, if necessary, will further attempt to remarket such Notes on each of the three Business Days immediately preceding the Stock Purchase Date; and

                  WHEREAS, in the event of a successful remarketing on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, the applicable interest rate on the Notes included in such successful remarketing will be reset on such Remarketing Date or on any Subsequent Remarketing Date to the Reset Rate to be determined by the Remarketing Agent (as defined below) such that the then current aggregate market value of the Notes will equal at least 100.50% of the Remarketing Value (as described in the Purchase Contract Agreement) as of such Remarketing Date or Subsequent Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

                  WHEREAS, the Company has requested [                     ] to
act as the Remarketing Agent, and as such to perform the services described herein; and

                  WHEREAS, [                         ] is willing to act as the
Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

                  NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

                  Section 1.  Definitions.

                  Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

                  Section 2.  Appointment and Obligations of Remarketing Agent.

                  (a) The Company hereby appoints [              ] and [       ]
hereby accepts such appointment, (i) as the Remarketing Agent to determine, in consultation with the Company, in the manner provided for herein and in the Indenture (as in effect on the date of this Remarketing Agreement) with respect to the Notes, the Reset Rate that, in the opinion of the Remarketing Agent, will, when applied to the Notes (assuming, even if not true, that all of the Notes are included in the remarketing), enable the then current aggregate market




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value of the Notes to have a value equal to at least 100.50% of the Remarketing
Value as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be, provided that the Company, by notice to the Remarketing Agent prior to (A) the [tenth] Business Day preceding the Remarketing Date, with respect to any remarketing to occur on either the Remarketing Date or the two Business Days immediately following such Remarketing Date, (B) the [thirteenth] Business Day preceding ____________, 2004 with respect to any remarketing to occur on any of the three Business Days immediately preceding ____________, 2004, or (C) the [thirteenth] Business Day preceding the Stock Purchase Date with respect to any remarketing to occur on any of the three Business Days immediately preceding such Stock Purchase Date, shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law, and (ii) as the exclusive Remarketing Agent (subject to the right of such Remarketing Agent to appoint additional remarketing agents hereunder as described below) to remarket the Notes to be included in the remarketing on the Remarketing Date or any Subsequent Remarketing Date, as the case may be. The Company agrees that the Remarketing Agent shall have the right, on 15 Business Days notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

                  (b) Subject to the terms and conditions set forth herein, the Remarketing Agent shall use its reasonable efforts to (i) remarket on the Remarketing Date the Notes that the Purchase Contract Agent or the Custodial Agent shall have notified the Remarketing Agent are to be remarketed at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (ii) in the event the Remarketing Agent cannot establish such a Reset Rate on the Remarketing Date, attempt to remarket such Notes on each of the two Business Days immediately following the Remarketing Date and, if necessary, on each of the three Business Days immediately preceding ___________, 2004, and, if necessary, on each of the three Business Days immediately preceding the Stock Purchase Date, in each case at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (ii) in the event of a Last Failed Remarketing, promptly return the Separate Notes, if any, included in such Last Failed Remarketing to the Collateral Agent to be held by the Collateral Agent in accordance with Section 4.5(b) of the Pledge Agreement (which Section is incorporated herein by reference). After deducting the fee specified in Section 3 below, the proceeds of any such remarketing shall be delivered to the Purchase Contract Agent in accordance with Section 4.5(a) of the Pledge Agreement (which Section is incorporated herein by reference) and
Section 5.4(b) of the Purchase Contract Agreement. The right of each Holder of Normal Units or Separate Notes to have Notes included in any remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing




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on the Remarketing Date or on any Subsequent Remarketing Date, as the case may be, pursuant to the terms of this Agreement, (ii) the Notes included in a remarketing have not been called for redemption pursuant to the Purchase Contract Agreement, (iii) the Remarketing Agent is able to find a purchaser or purchasers for the Notes included in a remarketing at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

                  (c) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Notes, whether in a remarketing held on the Remarketing Date or on any Subsequent Remarketing Date or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement. The Company shall not be obligated in any case to provide funds to make payment upon delivery of Notes for remarketing.

                  Section 3. Fees.

                  In the event of a successful remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the total proceeds received in connection with any such remarketing. Payment of such Remarketing Fee shall be made by the Company on the date of any such successful remarketing in immediately available funds or, upon the instructions of the Remarketing Agent, by certified or official bank check or checks or by wire transfer.

                  Section 4. Replacement and Resignation of Remarketing Agent.

                  (a) The Company may in its absolute discretion replace [     ]
as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time
(i) on the [eleventh] Business Day immediately prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or any of the two Business Days immediately following the Remarketing Date, (ii) the [fourteenth] Business Day immediately prior to _____________, 2004 in the case of a remarketing to occur on a Subsequent Remarketing Date immediately following a Failed Remarketing on any of the two Business Days immediately following the Remarketing Date, or (iii) the [fourteenth] Business Day immediately prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.




                                      -4-
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                  (b) [                         ] may resign at any time and be
discharged from its duties and obligations hereunder as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time (i) on the [eleventh] Business Day immediately prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or any of the two Business Days immediately following the Remarketing Date, (ii) the [fourteenth] Business Day immediately prior to __________, 2004 in the case of a remarketing to occur on a Subsequent Remarketing Date immediately following a Failed Remarketing on any of the two Business Days immediately following the Remarketing Date, or (iii) the [fourteenth] Business Day immediately prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent. Upon receiving notice from the Remarketing Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

                  (c) The Company shall give the Purchase Contract Agent and the Trustee prompt written notice of any replacement of the Remarketing Agent pursuant to this section.

                  Section 5. Dealing in the Securities.

                  The Remarketing Agent, when acting hereunder or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes, Stripped Units, Equity Security Units or any other securities of the Company. With respect to any Notes, Stripped Units, Equity Security Units or any other securities of the Company owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                  The Company or its affiliates may, to the extent permitted by law, purchase any Notes that are remarketed by any Remarketing Agent.

                  Section 6. Registration Statement and Prospectus.

                  (a) In connection with any remarketing to occur on the Remarketing Date or any Subsequent Remarketing Date, if and to the extent required, in the view of counsel (which need not be an opinion) for each of the Remarketing Agent and the Company, by applicable law, regulations or interpretations in effect at the time of any such Remarketing Date or Subsequent Remarketing Date, as the case may be, the Company shall use its reasonable efforts, if requested by the Remarketing Agent, (i) (A) to have a registration




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statement relating to the Notes effective under the Securities Act of 1933 and
(B) to furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement (in such quantities as the Remarketing Agent may reasonably request), to be used by the Remarketing Agent in a remarketing pursuant hereunder, in each case by a date that is no later than (x) [seven] Business Days prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or on any of the two Business Days immediately following the Remarketing Date, (y) [ten] Business Days prior to _________, 2004 in the case of a remarketing to occur on any of the three Business Days prior to ________, 2004, or (z) [ten] Business Days prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date (or in each such case, at such earlier date as the Remarketing Agent may reasonably request), and (ii) if requested by the Remarketing Agent, shall furnish a current final prospectus and, if applicable, a final prospectus supplement, to be used by the Remarketing Agent in the remarketing pursuant hereunder, by a date that is no later than (x) [five] Business Days prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or on any of the two Business Days immediately following the Remarketing Date, (y) [eight] Business Days prior to ___________, 2004 in the case of a remarketing to occur on any of the three Business Days prior to __________, 2004, or (z) [eight] Business Days prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date (or in each such case, at such earlier date as the Remarketing Agent may reasonably request). The Company shall pay all expenses relating thereto.

                  (b) If in connection with any remarketing, it shall not be possible, in the view of counsel (which need not be an opinion) for each of the Remarketing Agent and the Company, under applicable law, regulations or interpretations in effect as of the Remarketing Date or Subsequent Remarketing Date, as the case may be, to register the offer and sale by the Company of the Notes under the Securities Act of 1933 as otherwise contemplated by this Section 6, the Company (i) shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Notes in connection with any remarketing pursuant hereunder without registration under the Securities Act of 1933 pursuant to an exemption therefrom, if available, including the exemption afforded by Rule 144A under the rules and regulations promulgated under the Securities Act of 1933 by the Securities and Exchange Commission, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary remarketing memorandum and a current final remarketing memorandum (in such quantities as the Remarketing Agent may reasonably request) to be used by the Remarketing Agent in any remarketing pursuant hereunder, in each case by a date that is not later than (A) [seven] Business Days prior to the Remarketing Date, in the case of a remarketing to occur on the Remarketing Date or on any of




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the two Business Days immediately following the Remarketing Date, (B) [ten]
Business Days prior to _________, 2004 in the case of a remarketing to occur on any of the three Business Days prior to ________ 1, 2004, or (C) [ten] Business Days prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days prior to the Stock Purchase (or in either case such earlier date as the Remarketing Agent may reasonably request). The Company shall pay all expenses relating thereto.

                  (c) The Company shall also take all such actions as may (upon advice of counsel to the Company or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with any remarketing.

                  Section 7. Conditions to the Remarketing Agent's Obligations.

                  (a) The obligations of the Remarketing Agent under this Agreement shall be subject to the terms and conditions hereunder, including, without limitation, the following conditions: (i) the Notes to be included in any remarketing have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for Notes included in any remarketing at a price not less than 100.50% of the Remarketing Value, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary, the Company and the Trustee shall have performed their respective obligations in connection with any remarketing pursuant hereunder and pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, and the Agreement (including, without limitation, the Purchase Contract Agent's and the Custodial Agent's giving the Remarketing Agent notice of the aggregate principal amount of the Notes to be remarketed, no later than 10:00 a.m., New York City time, on the third Business Day preceding the Remarketing Date and concurrently delivering the Notes to be remarketed to the Remarketing Agent), (iv) no Event of Default (as defined in the Indenture) shall have occurred and be continuing,
(v) the accuracy of the representations and warranties of the Company included in this Agreement or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions included in this Agreement,
(vi) the performance by the Company of its covenants and other obligations included herein, and (vii) the satisfaction of the other conditions set forth in this Agreement.

                  (b) If at any time during the term of this Agreement, any Event of Default or event that with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will promptly give the Remarketing Agent notice of all such defaults and events of which the Company is aware.




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                  Section 8. Termination of Remarketing Agreement.

                  This Agreement shall terminate as to any Remarketing Agent which is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding the foregoing, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full; provided, however, that if any Remarketing Agent resigns, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Remarketing Agent in such capacity. In addition, each former Remarketing Agent shall be entitled to the rights and benefits under Section 10 of this Agreement notwithstanding the replacement or resignation of such Remarketing Agent.

                  Section 9. Remarketing Agent's Performance; Duty of Care.

                  The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions hereunder. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement. In the absence of a final judicial determination of willful misconduct, bad faith or gross negligence on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it which purports to conform to the requirements hereunder as to the truth of the statements expressed therein. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Notes, and it shall rely solely upon timely written notice from the Company pursuant to Section 2(a) hereof as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent shall not incur any liability under this Agreement to any beneficial owner or holder of Notes, or other securities, either in its individual capacity or as Remarketing Agent, as the case may be, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement, except to the extent that such liability has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or by its failure to fulfill their express obligations hereunder. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent notwithstanding its resignation or removal.

                  Section 10. Indemnification.

                  The Company agrees to indemnify the Remarketing Agent for, and to hold it harmless from and against, any loss, liability or reasonable




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out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Remarketing Agent shall promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

                  Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                  Section 12. Term of Agreement.

                  (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the Business Day immediately following the Remarketing Date or any Subsequent Remarketing Date, as applicable, in the case of any successful remarketing held on any such date. Anything herein to the contrary notwithstanding, the provisions of the last section of Section 8 hereof and the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect; provided, however, that if any Remarketing Agent resigns, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Remarketing Agent in such capacity.

                  (b) All representations and warranties included in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent or any of their controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the remarketing of the Notes.

                  Section 13. Successors and Assigns.

                  The rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person (except pursuant to sections 7.9 and 7.10 of the Purchase Contract Agreement) without the prior written consent of the Remarketing Agent, which consent shall




                                      -9-
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not be unreasonably withheld. The rights and obligations of the Remarketing
Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing Agent shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent and the Remarketing Agent and their respective successors and assigns and the other indemnified parties (set forth in Section 10 hereof) and the successors, assigns, heirs and legal representatives of such indemnified parties. The terms "successors" and "assigns" shall not include any purchaser of Notes merely because of such purchase.

                  Section 14. Headings.

                  Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

                  Section 15. Severability.

                  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

                  Section 16. Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                  Section 17. Amendments.

                  This Agreement may be amended by any instrument in writing signed by the parties hereto.

                  Section 18. Notices.

                  Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Northrop Grumman Corporation, 1840 Century Park East, Los Angeles,
California 90067, Attention: Treasurer; if to the Remarketing Agent, to [     ];
and if to the Purchase Contract Agent, to JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, or to such other address as any of the above shall specify to the other in writing.

                  Section 19. Information.

                  The Company agrees to furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement, and if the remarketing is effected pursuant to a registration statement in accordance with Section 6 hereof, make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.















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                  IN WITNESS WHEREOF, each of the Company, the Purchase Contract
Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                                NORTHROP GRUMMAN CORPORATION


                                                 By:_______________________
                                                    Name:
                                                    Title:


                                                 __________________________
                                                 [Remarketing Agent]



                                                 By:_______________________
                                                    Name:
                                                    Title:

CONFIRMED AND ACCEPTED:

JPMORGAN CHASE BANK
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the Holders of the Purchase Contracts


By:_______________________
     Name:
     Title:









                                      -12-